UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2008

Associated Banc-Corp
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	0-5519 and 001-31343	39-1098068
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1200 Hansen Road, Green Bay, Wisconsin		54304
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	920-491-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2008, upon the recommendation of the Corporate Governance Committee of Associated Banc-Corp (the "Registrant"), the Registrant’s Board of Directors increased the total number of directors on the Board of Directors to thirteen and appointed Lisa B. Binder, President and Chief Operating Officer of the Registrant, to the Registrant’s Board of Directors for a term expiring at the Registrant’s Annual Meeting of Shareholders to be held in 2009 Ms. Binder was not appointed to any Board Committees. There was no arrangement or understanding between Ms. Binder and any other person pursuant to which Ms. Binder was appointed to the Registrant’s Board of Directors. Ms. Binder does not have a relationship or related party transactions with the Registrant required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of Ms. Binder’s employment agreement is contained in the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 11, 2008 and is incorporated by reference herein.

A copy of the press release announcing Ms. Binder’s appointment to the Registrant’s Board of Directors is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp

October 28, 2008	By:	Brian R. Bodager

Name: Brian R. Bodager
Title: Chief Administrative Officer, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release-Appointment of New Director